Exhibit 99.1

(Filed herewith)

FOR RELEASE: May 20, 2009

For more information:

Ken Golden

Director, Strategic Public Relations

Deere & Company

309-765-5678

DEERE REPORTS SECOND-QUARTER EARNINGS OF $472 MILLION

•                  Company remains solidly profitable in face of global economic slowdown.

•                  U.S. market for agricultural equipment continues on strong pace.

•                  Focus on rigorous asset management yields positive results.

•                  Strong liquidity position and access to capital markets maintained.

MOLINE, Illinois (May 20, 2009) — Deere & Company today announced worldwide net income of $472.3 million, or $1.11 per share, for the second quarter ended April 30, compared with $763.5 million, or $1.74 per share, for the same period last year. For the first six months of the year, net income was $676.2 million, or $1.60 per share, compared with $1.133 billion, or $2.56 per share, last year.

Worldwide net sales and revenues declined 17 percent, to $6.748 billion, for the second quarter and were down 11 percent to $11.894 billion for six months compared with a year ago. Net sales of the equipment operations were $6.187 billion for the quarter and $10.747 billion for six months, compared with $7.469 billion and $11.999 billion last year.

“John Deere has completed a profitable quarter and is successfully executing plans to maintain solid performance in today’s difficult economic environment,” said Robert W. Lane, chairman and chief executive officer. “We are benefiting from a strong market for large farm machinery in the United States and from our continued focus on balancing production with retail activity.” At the same time, the global recession and volatile foreign exchange rates have put pressure on overall results. “Clearly, operations dependent on construction activity and consumer spending are feeling the full impact of the sharp downturn,” Lane said. Also of note, the company has continued to benefit from a strong liquidity position and access to global capital markets on a competitive basis.

Deere Announces Second-Quarter Earnings

Summary of Operations

Net sales of the worldwide equipment operations decreased 17 percent for the quarter and 10 percent for six months. Sales for both periods included price increases of 6 percent offset by an unfavorable currency-translation effect of 6 percent. Equipment net sales in the United States and Canada decreased 8 percent for the quarter and 5 percent year to date. Net sales outside the United States and Canada decreased 30 percent for the quarter and 18 percent for six months with an unfavorable currency-translation effect of 13 percent for both periods.

Deere’s equipment operations reported operating profit of $628 million for the quarter and $935 million for six months, compared with $1.102 billion and $1.559 billion last year. The deterioration in both periods primarily was due to lower shipment and production volumes, higher raw-material costs and the unfavorable effects of foreign exchange, partially offset by improved price realization.

Equipment operations reported net income of $406 million for the quarter and $560 million for six months, compared with $666 million and $930 million last year. The same operating factors mentioned above, along with a lower effective tax rate, affected both quarterly and six-month results.

The company’s focus on asset management continued to produce improved results. Trade receivables and inventories at the end of the quarter were $7.924 billion, or 32 percent of previous 12-month sales, compared with $8.200 billion, or 35 percent of sales, a year ago.

Financial services reported net income of $68.9 million for the quarter and $115.8 million for six months compared with $86.4 million and $184.1 million last year. Results were lower for both periods largely due to a higher provision for credit losses, lower commissions from crop insurance and narrower financing spreads. Benefits from investment tax credits related to wind energy projects partially offset these factors.

Company Outlook & Summary

The outlook for market conditions over the remainder of the year remains highly uncertain and the impact on the company’s sales and earnings is difficult to assess.

Company equipment sales are projected to be down about 19 percent for the full year and down about 26 percent for the third quarter, including a negative currency-

Deere Announces Second-Quarter Earnings

translation impact of about 5 percent for the year and about 6 percent for the quarter. Deere’s net income is expected to be about $1.1 billion for 2009, with more risk on the downside.

“Although financial results are forecast to be lower in 2009, Deere will continue rigorously managing its business with an objective of driving improved performance throughout the cycle,” Lane said. “In this regard, we are successfully executing longstanding plans to manage costs and assets effectively in all types of market conditions.” Recent company actions to improve results and respond to economic challenges include selective workforce reductions, aggressive factory–schedule adjustments, and a continued emphasis on process and efficiency enhancements across the enterprise. Said Lane, “John Deere employees throughout the world are working to create a cost and asset structure that helps the company produce solid financial results while at the same time serving customers through a relentless focus on innovative products and services.”

* * *

Equipment Division Performance

Agricultural. Sales decreased 4 percent for the quarter largely due to the unfavorable effects of currency translation and lower shipment volumes, partially offset by improved price realization. Division sales were up 4 percent for six months. Operating profit was $635 million for the quarter and $983 million year to date, compared with $782 million and $1.114 billion for the respective periods last year. Operating profit was lower in the quarter primarily due to lower shipment and production volumes, higher raw-material costs, unfavorable impacts of foreign exchange and higher research and development expenses, partially offset by improved price realization. Six-month operating profit was lower largely due to higher raw-material costs, unfavorable foreign-exchange effects and higher research and development expenses, partially offset by improved price realization.

Commercial & Consumer. Sales for the commercial and consumer equipment division declined 24 percent for both the quarter and the first half of the year. Operating profit was $68 million for the quarter and $10 million for six months, compared with $154 million and $162 million a year ago. The operating-profit decline in both periods primarily

Deere Announces Second-Quarter Earnings

was due to lower shipment and production volumes, the unfavorable effects of foreign exchange and higher raw-material costs, partially offset by improved price realization and lower selling, administrative and general expenses.

Construction & Forestry. Construction and forestry sales were down 55 percent for the quarter and 44 percent for six months. The division had an operating loss of $75 million in the quarter and $58 million year to date, compared with an operating profit of $166 million and $283 million last year. The profit decrease for both periods was primarily due to significantly lower shipment and production volumes and higher raw-material costs, partially offset by improved price realization and lower selling, administrative and general expenses.

Market Conditions & Outlook

As previously cited, the outlook for the remainder of the year remains highly uncertain considering present global economic conditions.

Agriculture & Turf. Full-year sales of the company’s agriculture and turf division are forecast to decrease by about 14 percent, including a negative currency-translation impact of about 6 percent. The division was created earlier this month by combining the operations of the worldwide agricultural equipment and commercial and consumer equipment divisions. Voluntary employee separations related to the new organizational structure are currently expected to result in pretax charges of approximately $50 million in the second half of 2009. Savings from the separation program of about the same amount are expected to be realized in 2010.

On an industry basis, farm-machinery sales in the United States and Canada are forecast to be flat to down slightly for the year, with support from an increase in four-wheel-drive tractors, combines, sprayers and seeding equipment. In other parts of the world, industry farm-machinery sales in Western Europe are forecast to be down 10 to 15 percent for the year. Markets have continued to deteriorate in Central Europe and the CIS (Commonwealth of Independent States) countries, where sales are expected to be sharply lower. In South America, industry sales are projected to decrease by 20 to 30 percent for the year. North American industry sales of turf equipment and compact utility tractors are expected to be down about 20 percent.

Construction & Forestry. Deere’s worldwide sales of construction and forestry equipment are forecast to decline by about 42 percent for the year, largely as a consequence of a slumping global economy and historically low levels of construction activity in the United States.

Deere Announces Second-Quarter Earnings

Credit. Full-year 2009 net income for Deere’s credit operations is forecast to be approximately $250 million. The forecast decrease from 2008 primarily is due to narrower financing spreads, a higher provision for credit losses and lower commissions from crop insurance, partially offset by benefits from investment tax credits related to wind energy projects.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

JDCC’s net income was $33.9 million for the second quarter and $69.0 million year to date, compared with net income of $77.3 million and $154.5 million for the respective periods last year. Results were lower for both periods primarily due to a higher provision for credit losses, lower commissions from crop insurance and narrower financing spreads.

Net receivables and leases financed by JDCC were $19.292 billion at April 30, 2009, compared with $19.296 billion last year. Net receivables and leases administered, which include receivables administered but not owned, totaled $19.455 billion at April 30, 2009, compared with $19.452 billion a year ago.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook and Summary,” “Market Conditions & Outlook,” and other statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the Company’s businesses.

Forward-looking statements involve certain factors that are subject to change, including for the Company’s agricultural equipment the many interrelated factors that affect farmers’ confidence.  These factors include worldwide economic conditions, demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, the growth of non-food uses for some crops

Deere Announces Second-Quarter Earnings

(including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of various governments, changes in government farm programs and policies (including those in the U.S. and Brazil), international reaction to such programs, global trade agreements, animal diseases and their effects on poultry and beef consumption and prices (including avian flu and bovine spongiform encephalopathy, commonly known as “mad cow” disease), crop pests and diseases (including Asian rust), and the level of farm product exports (including concerns about genetically modified organisms).

Factors affecting the outlook for the Company’s turf and utility equipment include general economic conditions, consumer confidence, weather conditions, customer profitability, consumer borrowing patterns, consumer purchasing preferences, housing starts, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

General economic conditions, consumer spending patterns, real estate and housing prices, the number of housing starts and interest rates are especially important to sales of the Company’s construction and forestry equipment.  The levels of public and non-residential construction also impact the results of the Company’s construction and forestry segment.  Prices for pulp, lumber and structural panels are important to sales of forestry equipment.

All of the Company’s businesses and its reported results are affected by general economic conditions in, and the political and social stability of, the global markets in which the Company operates, especially material changes in economic activity in these markets; customer confidence in the general economic conditions; foreign currency exchange rates, especially fluctuations in the value of the U.S. dollar, interest rates and inflation and deflation rates; capital market disruptions; significant changes in capital market liquidity, access to capital and associated funding costs; delays or disruptions in the Company’s supply chain due to weather, natural disasters or financial hardship or the loss of liquidity by suppliers (including common suppliers with the automotive industry); changes in and the impact of governmental banking, monetary and fiscal policies and governmental programs in particular jurisdictions or for the benefit of certain sectors; actions by rating agencies; customer access to capital for purchases of the Company’s products and borrowing and repayment practices, the number and size of customer loan delinquencies and defaults, and the sub-prime credit market crises;

Deere Announces Second-Quarter Earnings

changes in the market values of investment assets; production, design and technological difficulties, including capacity and supply constraints and prices; the availability and prices of strategically sourced materials, components and whole goods; start-up of new plants and new products; the success of new product initiatives and customer acceptance of new products; oil and energy prices and supplies; the availability and cost of freight; trade, monetary and fiscal policies of various countries (including protectionist policies that disrupt international commerce); wars and other international conflicts and the threat thereof; actions by the U.S. Federal Reserve Board and other central banks; actions by the U.S. Securities and Exchange Commission; actions by environmental, health and safety regulatory agencies, including those related to engine emissions (in particular Tier 4 emission requirements), noise and the risk of climate change; actions by other regulatory bodies; actions of competitors in the various industries in which the Company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; labor relations and regulations; changes to accounting standards; changes in tax rates and regulations; the effects of, or response to, terrorism; and changes in laws and regulations affecting the sectors in which the Company operates.  The spread of major epidemics (including H1N1 and other influenzas, SARS, fevers and other viruses) also could affect Company results.  Changes in weather patterns could impact customer operations and Company results.  Company results are also affected by changes in the level of employee retirement benefits, changes in market values of investment assets and the level of interest rates, which impact retirement benefit costs, and significant changes in health care costs. Other factors that could affect results are acquisitions and divestitures of businesses, the integration of new businesses, the implementation of organizational changes such as combining of the agricultural and commercial and consumer equipment divisions, changes in Company declared dividends and common stock issuances and repurchases.

With respect to the current global economic downturn, changes in governmental banking, monetary and fiscal policies to restore liquidity and increase the availability of credit may not be effective and could have a material impact on the Company’s customers and markets.  Recent significant changes in market liquidity conditions could impact access to funding and associated funding costs, which could reduce the Company’s earnings and cash flows.  The Company’s investment management

Deere Announces Second-Quarter Earnings

operations could be impaired by changes in the equity and bond markets, which would negatively affect earnings.

General economic conditions can affect the demand for the Company’s equipment as well. Current negative economic conditions and outlook have dampened demand for certain equipment.  Furthermore, governmental programs providing assistance to certain industries or sectors could negatively impact the Company’s competitive position.

The current economic downturn and market volatility have adversely affected the financial industry in which John Deere Capital Corporation and other credit subsidiaries (Credit) operate.  Credit’s liquidity and ongoing profitability depend largely on timely access to capital to meet future cash flow requirements and fund operations and the costs associated with engaging in diversified funding activities and to fund purchases of the Company’s products.  If current levels of market disruption and volatility continue or worsen or access to governmental liquidity programs decreases, funding could be unavailable or insufficient.  Additionally, under current market conditions customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact Credit’s write-offs and provisions for credit losses.

The Company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The Company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the Company and its businesses, including factors that potentially could materially affect the Company’s financial results, is included in the Company’s most recent annual report on Form 10-K (including the factors discussed in Item 1A. Risk Factors) and other filings with the U.S. Securities and Exchange Commission.

Deere Announces Second-Quarter Earnings

Second Quarter 2009 Press Release

(millions of dollars)

Unaudited

	Three Months Ended April 30			Six Months Ended April 30
	2009	2008	% Change	2009	2008	% Change
Net sales and revenues:
Agricultural equipment net sales	$4,498	$4,700	-4	$7,759	$7,458	+4
Commercial and consumer equipment net sales	1,089	1,424	-24	1,647	2,166	-24
Construction and forestry net sales	600	1,345	-55	1,341	2,375	-44
Total net sales *	6,187	7,469	-17	10,747	11,999	-10
Credit revenues	458	533	-14	931	1,083	-14
Other revenues	103	95	+8	216	216
Total net sales and revenues *	$6,748	$8,097	-17	$11,894	$13,298	-11

Operating profit (loss): **
Agricultural equipment	$635	$782	-19	$983	$1,114	-12
Commercial and consumer equipment	68	154	-56	10	162	-94
Construction and forestry	(75)	166		(58)	283
Credit	58	133	-56	111	265	-58
Other		3		4	7	-43
Total operating profit *	686	1,238	-45	1,050	1,831	-43
Interest, corporate expenses and income taxes	(214)	(475)	-55	(374)	(698)	-46
Net income	$472	$763	-38	$676	$1,133	-40

*         Includes equipment operations outside the U.S. and Canada as follows:

Net sales	$2,155	$3,062	-30	$3,972	$4,870	-18
Operating profit	$88	$383	-77	$166	$593	-72

The company views its operations as consisting of two geographic areas:  the “U.S. and Canada” and “outside the U.S. and Canada”.

**      Operating profit (loss) is income from continuing operations before external interest expense, certain foreign exchange gains and losses, income taxes and corporate expenses.  However, operating profit of the credit segment includes the effect of interest expense and foreign exchange gains or losses.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended April 30, 2009 and 2008

(In millions of dollars and shares except per share amounts) Unaudited

	2009	2008
Net Sales and Revenues
Net sales	$6,187.0	$7,468.9
Finance and interest income	442.1	509.3
Other income	118.7	118.5
Total	6,747.8	8,096.7

Costs and Expenses
Cost of sales	4,756.4	5,508.6
Research and development expenses	255.7	230.2
Selling, administrative and general expenses	688.0	766.6
Interest expense	269.4	283.6
Other operating expenses	166.3	145.1
Total	6,135.8	6,934.1

Income of Consolidated Group before Income Taxes	612.0	1,162.6
Provision for income taxes	137.1	411.1
Income of Consolidated Group	474.9	751.5
Equity in income (loss) of unconsolidated affiliates	(2.6)	12.0
Net Income	$472.3	$763.5

Per Share Data
Net income - basic	$1.12	$1.76
Net income - diluted	$1.11	$1.74

Average Shares Outstanding
Basic	422.7	433.7
Diluted	423.7	439.6

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Six Months Ended April 30, 2009 and 2008

(In millions of dollars and shares except per share amounts) Unaudited

	2009	2008
Net Sales and Revenues
Net sales	$10,747.1	$11,999.5
Finance and interest income	908.7	1,037.2
Other income	238.0	261.1
Total	11,893.8	13,297.8

Costs and Expenses
Cost of sales	8,298.9	8,870.4
Research and development expenses	475.1	434.5
Selling, administrative and general expenses	1,327.0	1,419.3
Interest expense	543.9	578.7
Other operating expenses	363.2	300.8
Total	11,008.1	11,603.7

Income of Consolidated Group before Income Taxes	885.7	1,694.1
Provision for income taxes	210.7	581.1
Income of Consolidated Group	675.0	1,113.0
Equity in income of unconsolidated affiliates	1.2	19.5
Net Income	$676.2	$1,132.5

Per Share Data
Net income - basic	$1.60	$2.60
Net income - diluted	$1.60	$2.56

Average Shares Outstanding
Basic	422.6	435.6
Diluted	423.7	441.9

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	April 30	October 31	April 30
	2009	2008	2008
Assets
Cash and cash equivalents	$4,797.2	$2,211.4	$2,287.8
Marketable securities	185.8	977.4	981.8
Receivables from unconsolidated affiliates	48.0	44.7	38.4
Trade accounts and notes receivable - net	4,373.1	3,234.6	4,629.4
Financing receivables - net	13,511.4	16,017.0	15,236.4
Restricted financing receivables - net	3,167.4	1,644.8	2,201.6
Other receivables	635.6	664.9	666.1
Equipment on operating leases - net	1,553.2	1,638.6	1,627.2
Inventories	3,551.0	3,041.8	3,570.8
Property and equipment - net	4,254.8	4,127.7	3,784.0
Investments in unconsolidated affiliates	207.6	224.4	167.4
Goodwill	1,256.7	1,224.6	1,277.5
Other intangible assets - net	145.2	161.4	127.8
Retirement benefits	1,150.4	1,106.0	2,011.6
Deferred income taxes	1,571.9	1,440.6	1,533.2
Other assets	1,391.5	974.7	830.9
Total Assets	$41,800.8	$38,734.6	$40,971.9

Liabilities and Stockholders’ Equity
Short-term borrowings	$8,929.7	$8,520.5	$10,417.3
Payables to unconsolidated affiliates	101.2	169.2	207.1
Accounts payable and accrued expenses	5,589.7	6,393.6	6,533.7
Deferred income taxes	173.5	171.8	192.3
Long-term borrowings	16,850.2	13,898.5	12,752.0
Retirement benefits and other liabilities	3,288.3	3,048.3	3,519.9
Total liabilities	34,932.6	32,201.9	33,622.3
Stockholders’ equity	6,868.2	6,532.7	7,349.6
Total Liabilities and Stockholders’ Equity	$41,800.8	$38,734.6	$40,971.9

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Six Months Ended April 30, 2009 and 2008

(In millions of dollars) Unaudited

	2009	2008
Cash Flows from Operating Activities
Net income	$676.2	$1,132.5
Adjustments to reconcile net income to net cash used for operating activities:
Provision for doubtful receivables	96.1	40.8
Provision for depreciation and amortization	430.7	408.1
Share-based compensation expense	56.3	54.1
Undistributed earnings of unconsolidated affiliates	(1.7)	(16.9)
Credit for deferred income taxes	(73.3)	(100.6)
Changes in assets and liabilities:
Trade, notes and financing receivables related to sales	(1,124.6)	(1,269.8)
Inventories	(626.5)	(1,317.8)
Accounts payable and accrued expenses	(614.4)	356.6
Accrued income taxes payable/receivable	(28.0)	318.5
Retirement benefits	38.3	(149.0)
Other	(10.0)	20.9
Net cash used for operating activities	(1,180.9)	(522.6)

Cash Flows from Investing Activities
Collections of receivables	6,256.6	6,343.8
Proceeds from sales of financing receivables	7.9	31.1
Proceeds from maturities and sales of marketable securities	810.4	1,099.4
Proceeds from sales of equipment on operating leases	226.5	239.4
Proceeds from sales of businesses, net of cash sold		40.1
Cost of financing receivables acquired	(5,443.4)	(6,189.9)
Purchases of marketable securities	(12.3)	(489.8)
Purchases of property and equipment	(449.1)	(429.1)
Cost of equipment on operating leases acquired	(167.3)	(191.6)
Acquisitions of businesses, net of cash acquired	(44.3)	(35.3)
Other	(40.7)	(30.2)
Net cash provided by investing activities	1,144.3	387.9

Cash Flows from Financing Activities
Increase in short-term borrowings	804.3	130.4
Proceeds from long-term borrowings	4,211.6	2,848.0
Payments of long-term borrowings	(1,944.7)	(1,826.5)
Proceeds from issuance of common stock	4.1	100.2
Repurchases of common stock	(3.2)	(1,001.5)
Dividends paid	(354.5)	(219.8)
Excess tax benefits from share-based compensation	.7	54.0
Other	(113.6)	(9.6)
Net cash provided by financing activities	2,604.7	75.2

Effect of Exchange Rate Changes on Cash and Cash Equivalents	17.7	68.7

Net Increase in Cash and Cash Equivalents	2,585.8	9.2
Cash and Cash Equivalents at Beginning of Period	2,211.4	2,278.6
Cash and Cash Equivalents at End of Period	$4,797.2	$2,287.8

See Condensed Notes to Interim Financial Statements.

Notes to Interim Financial Statements (Unaudited)

(1)     Dividends declared and paid on a per share basis were as follows:

	Three Months Ended April 30			Six Months Ended April 30
	2009		2008	2009		2008

Dividends declared	$.28		$.25	$.56		$.50
Dividends paid	$.56	*	$.25	$.84	*	$.50

*      Due to the dividend payment dates, two quarterly dividends of $.28 per share were included in the second quarter of 2009 and three quarterly dividends of $.28 per share were included in the first six months of 2009.

(2)     The calculation of basic net income per share is based on the average number of shares outstanding.  The calculation of diluted net income per share recognizes the dilutive effect of the assumed exercise of stock options.

(3)     Comprehensive income, which includes all changes in the Company’s equity during the period except transactions with stockholders, was as follows in millions of dollars:

	Three Months Ended April 30		Six Months Ended April 30
	2009	2008	2009	2008

Net income	$472.3	$763.5	$676.2	$1,132.5
Other comprehensive income (loss), net of tax:
Retirement benefits adjustment	(115.8)	20.1	(105.3)	50.6
Cumulative translation adjustment	55.7	82.7	(37.4)	82.0
Unrealized gain (loss) on investments	.3	(4.5)	5.9	(1.3)
Unrealized gain (loss) on derivatives	8.2	16.2	(24.2)	(17.3)
Comprehensive income	$420.7	$878.0	$515.2	$1,246.5

(4)     The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries.  In the supplemental consolidating data in Note 5 to the financial statements, “Equipment Operations” include the Company’s agricultural equipment, commercial and consumer equipment and construction and forestry operations, with Financial Services reflected on the equity basis.  The supplemental “Financial Services” data in Note 5 include primarily Deere & Company’s credit operations.

(5) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENT OF INCOME

For the Three Months Ended April 30, 2009 and 2008

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008
Net Sales and Revenues
Net sales	$6,187.0	$7,468.9
Finance and interest income	15.1	25.2	$505.9	$559.3
Other income	84.5	77.6	49.2	63.9
Total	6,286.6	7,571.7	555.1	623.2

Costs and Expenses
Cost of sales	4,756.7	5,508.9
Research and development expenses	255.7	230.2
Selling, administrative and general expenses	565.7	660.4	125.2	108.4
Interest expense	41.8	49.1	236.5	247.5
Interest compensation to Financial Services	69.9	62.2
Other operating expenses	43.2	34.2	135.0	131.4
Total	5,733.0	6,545.0	496.7	487.3

Income of Consolidated Group before Income Taxes	553.6	1,026.7	58.4	135.9
Provision (credit) for income taxes	147.5	361.2	(10.4)	49.9
Income of Consolidated Group	406.1	665.5	68.8	86.0

Equity in Income (Loss) of Unconsolidated Subsidiaries and Affiliates
Credit	68.3	84.2	.1	.4
Other	(2.1)	13.8
Total	66.2	98.0	.1	.4
Net Income	$472.3	$763.5	$68.9	$86.4

*  Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME
For the Six Months Ended April 30, 2009 and 2008

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008

Net Sales and Revenues
Net sales	$10,747.1	$11,999.5
Finance and interest income	39.7	51.2	$1,011.7	$1,127.3
Other income	174.4	181.2	109.9	128.9
Total	10,961.2	12,231.9	1,121.6	1,256.2

Costs and Expenses
Cost of sales	8,299.6	8,871.1
Research and development expenses	475.1	434.5
Selling, administrative and general expenses	1,087.8	1,210.4	244.3	213.1
Interest expense	87.3	95.1	481.3	509.2
Interest compensation to Financial Services	118.0	115.8
Other operating expenses	122.6	82.1	281.1	262.8
Total	10,190.4	10,809.0	1,006.7	985.1

Income of Consolidated Group before Income Taxes	770.8	1,422.9	114.9	271.1
Provision (credit) for income taxes	211.3	493.4	(.6)	87.6
Income of Consolidated Group	559.5	929.5	115.5	183.5

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Credit	112.8	179.9	.3	.6
Other	3.9	23.1
Total	116.7	203.0	.3	.6
Net Income	$676.2	$1,132.5	$115.8	$184.1

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	April 30 2009	October 31 2008	April 30 2008	April 30 2009	October 31 2008	April 30 2008

Assets
Cash and cash equivalents	$2,538.7	$1,034.6	$2,033.2	$2,258.5	$1,176.8	$254.6
Marketable securities	3.6	799.2	812.8	182.2	178.3	168.9
Receivables from unconsolidated subsidiaries and affiliates	521.3	976.2	298.3			.1
Trade accounts and notes receivable - net	970.8	1,013.8	1,581.4	4,065.7	2,664.6	3,619.0
Financing receivables - net	3.7	10.4	6.7	13,507.7	16,006.6	15,229.7
Restricted financing receivables - net				3,167.4	1,644.8	2,201.6
Other receivables	563.7	599.3	600.4	75.0	67.7	68.8
Equipment on operating leases - net				1,553.2	1,638.6	1,627.2
Inventories	3,551.0	3,041.8	3,570.8
Property and equipment - net	3,127.9	2,991.1	2,797.4	1,126.9	1,136.6	986.6
Investments in unconsolidated subsidiaries and affiliates	2,892.7	2,811.4	2,376.8	5.8	5.5	6.3
Goodwill	1,256.7	1,224.6	1,277.5
Other intangible assets - net	145.2	161.4	127.8
Retirement benefits	1,147.2	1,101.6	2,005.1	4.4	5.4	7.5
Deferred income taxes	1,642.8	1,479.4	1,535.6	76.6	80.2	67.1
Other assets	468.2	456.7	408.8	924.9	519.6	424.9
Total Assets	$18,833.5	$17,701.5	$19,432.6	$26,948.3	$25,124.7	$24,662.3

Liabilities and Stockholders’ Equity
Short-term borrowings	$1,492.9	$217.9	$251.6	$7,436.8	$8,302.7	$10,165.7
Payables to unconsolidated subsidiaries and affiliates	101.2	169.2	207.0	473.3	931.5	259.8
Accounts payable and accrued expenses	5,045.6	5,675.8	6,035.6	1,212.3	1,165.2	1,075.0
Deferred income taxes	103.6	99.8	111.6	217.4	191.0	150.2
Long-term borrowings	1,969.6	1,991.5	1,991.8	14,880.5	11,906.9	10,760.2
Retirement benefits and other liabilities	3,252.4	3,014.6	3,485.4	37.1	34.8	35.7
Total liabilities	11,965.3	11,168.8	12,083.0	24,257.4	22,532.1	22,446.6
Stockholders’ equity	6,868.2	6,532.7	7,349.6	2,690.9	2,592.6	2,215.7
Total Liabilities and Stockholders’ Equity	$18,833.5	$17,701.5	$19,432.6	$26,948.3	$25,124.7	$24,662.3

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Six Months Ended April 30, 2009 and 2008

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008

Cash Flows from Operating Activities
Net income	$676.2	$1,132.5	$115.8	$184.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision for doubtful receivables	14.9	4.3	81.2	36.5
Provision for depreciation and amortization	260.7	242.2	197.1	200.8
Undistributed (earnings) loss of unconsolidated subsidiaries and affiliates	(117.1)	305.6	(.3)	(.6)
Provision (credit) for deferred income taxes	(112.4)	(107.1)	39.1	6.6
Changes in assets and liabilities:
Receivables	23.1	(563.8)	(12.9)	(3.7)
Inventories	(522.6)	(1,195.4)
Accounts payable and accrued expenses	(424.5)	454.9	29.9	24.6
Accrued income taxes payable/receivable	4.2	316.8	(32.2)	1.7
Retirement benefits	35.1	(153.2)	3.4	4.3
Other	39.5	70.1	15.9	11.4
Net cash provided by (used for) operating activities	(122.9)	506.9	437.0	465.7

Cash Flows from Investing Activities
Collections of receivables			16,185.9	16,091.7
Proceeds from sales of financing receivables			18.0	52.3
Proceeds from maturities and sales of marketable securities	799.8	1,079.7	10.6	19.7
Proceeds from sales of equipment on operating leases			226.5	239.4
Proceeds from sales of businesses, net of cash sold		40.1
Cost of receivables acquired			(16,737.2)	(16,741.3)
Purchases of marketable securities	(7.6)	(456.8)	(4.8)	(32.9)
Purchases of property and equipment	(410.7)	(270.1)	(38.4)	(159.0)
Cost of equipment on operating leases acquired			(307.7)	(357.1)
Acquisitions of businesses, net of cash acquired	(44.3)	(35.3)
Other	(8.4)	(120.5)	(32.4)	(16.3)
Net cash provided by (used for) investing activities	328.8	237.1	(679.5)	(903.5)

Cash Flows from Financing Activities
Increase (decrease) in short-term borrowings	1,213.2	117.9	(408.8)	12.4
Change in intercompany receivables/payables	465.0	161.5	(465.0)	(161.5)
Proceeds from long-term borrowings			4,211.6	2,848.0
Payments of long-term borrowings	(20.5)	(4.0)	(1,924.2)	(1,822.5)
Proceeds from issuance of common stock	4.1	100.2
Repurchases of common stock	(3.2)	(1,001.5)
Dividends paid	(354.5)	(219.8)		(506.1)
Excess tax benefits from share-based compensation	.7	54.0
Other	(7.0)	3.3	(106.7)	52.3
Net cash provided by (used for) financing activities	1,297.8	(788.4)	1,306.9	422.6

Effect of Exchange Rate Changes on Cash and Cash Equivalents	.4	58.0	17.3	10.7

Net Increase (Decrease) in Cash and Cash Equivalents	1,504.1	13.6	1,081.7	(4.5)
Cash and Cash Equivalents at Beginning of Period	1,034.6	2,019.6	1,176.8	259.1
Cash and Cash Equivalents at End of Period	$2,538.7	$2,033.2	$2,258.5	$254.6

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.